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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


     FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) October 10, 2002

                    Digital World Cup, Inc.
     (Exact name of registrant as specified in its charter)


NEVADA                          0-31849                        98-02152222
(State or other jurisdiction
of  incorporation)           (Commission File Number)     (IRS Employer
                                                         Identification No.)


63 St. Clair Avenue West, Suite 1704, Toronto, Ontario, Canada M4V 2Y9
            (Address of principal executive offices)


 Registrants telephone number, including area code    (416) 962-4508









        ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

       NAME CHANGE:  On October 10, 2002, a majority of the
shareholders of the company           voted to change the
company's name to MAGNUM d ` OR RESOURCES INC.
Management felt that this new name better reflects the company's
present plans.  The               effective date of this name
change will be October 24, 2002 and after filing of a certificate of amendment with the Secretary of State of Nevada.

  REVERSE SPLIT: On October 10, 2002, a majority of the shareholders of the company voted for a 1 for 300 reverse split of the company's shares. The effective record date of current shareholders was set for October 21, 2002 and after the filing of a certificate with the Secretary of State of Nevada. All shareholders as of that date will be required to return certificates to the company's transfer agent for the issuance of new certificates.

  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.












                           SIGNATURES


       Pursuant  to  the requirements of the Securities  Exchange
  Act  of 1934, the registrant has duly caused this report to  be
  signed   on  its  behalf  by  the  undersigned  hereunto   duly
  authorized.


                                     DIGITAL WORLD CUP, INC.



  Date:                            October 10, 2002
  By:  /S/ Michael Levine
           Michael Levine          CEO and Director